Exhibit 99.1
IN THE COURT OF CHANCERY OF THE STATE OF DELAWARE

TEACHERS’ RETIREMENT SYSTEM OF
LOUISIANA,

Plaintiff,

v.

MAURICE R. GREENBERG, EDWARD
E. MATTHEWS, HOWARD I. SMITH,
THOMAS R. TIZZIO, and C.V. STARR &
CO., INC.,

Defendants,

-and-

AMERICAN INTERNATIONAL GROUP,
INC., a Delaware corporation,

Nominal and Cross-Claim
Defendant.
) ) ) ) ) ) ) ) ) ) ) ) ) ) ) ) ) ) ) ) ) )	C.A. No. 20106-VCS
STIPULATION OF SETTLEMENT
          This Stipulation of Settlement (“Stipulation”) is made and entered into by: (i) nominal defendant American International Group, Inc. (“AIG” or the “Company”); (ii) plaintiff Teachers’ Retirement System of Louisiana, individually and derivatively on behalf of AIG, (“TRSL”); and (iii) defendants Maurice R. Greenberg, Edward E. Matthews, Howard I. Smith, Thomas R. Tizzio (collectively, the “Director Defendants”), and C.V. Starr & Co., Inc. (“C.V. Starr”) (together with the Director Defendants, the “Defendants”). The Parties intend for this Stipulation to fully, finally, and forever resolve, discharge, and settle the Derivative Action and any and all AIG and Defendant Released Claims upon and subject to the terms and conditions herein, with each of the foregoing terms used as defined in Part 1, infra.

RECITALS
          WHEREAS, on December 31, 2002, TRSL filed a stockholder derivative complaint (the “Initial Complaint”) in an action styled, Teachers’ Retirement System of Louisiana v. Aidinoff, et al., C.A. No. 20106-NC (the “Derivative Action”), in the Court of Chancery of the State of Delaware (the “Court”);
          WHEREAS, the defendants named in the Initial Complaint were AIG directors M. Bernard Aidinoff, Eli Broad, Pei-Yuan Chia, Marshall A. Cohen, Barber B. Conable, Jr., Robert L. Crandall, Martin S. Feldstein, Ellen V. Futter, Maurice R. Greenberg, Carla A. Hills, Frank J. Hoenemeyer, Richard C. Holbrooke, Edward E. Matthews, Howard I. Smith, Martin J. Sullivan, Thomas R. Tizzio, Edmund S. W. Tse, Jay S. Wintrob, Frank G. Wisner, and Frank G. Zarb;
          WHEREAS, the Initial Complaint alleged that during the years 1999 through 2001, AIG’s directors breached their fiduciary duties to AIG in connection with the payment of commissions for the production of insurance business to certain managing general agencies (the “Starr Agencies”) owned by C.V. Starr, a private company then owned by, among others, the Director Defendants, and the payment of service and rental fees to Starr International Company, Inc. (“SICO”), a private company then controlled by, among others, the Director Defendants;
          WHEREAS, on December 31, 2002, Mr. Matthews retired from his position as Senior Vice Chairman of Investments and Financial Services of AIG;
          WHEREAS, on January 7, 2003, the AIG Board of Directors (the “AIG Board”) formed a special litigation committee (“SLC”) consisting of two non-management directors of AIG who had no financial interest in C.V. Starr or SICO (Marshall A. Cohen and Frank J. Hoenemeyer) to investigate the claims asserted in the Derivative Action and to determine, among other things, whether pursuit of such claims would serve the best interests of AIG and its stockholders;
          WHEREAS, the SLC retained two law firms (Weil Gotshal & Manges LLP and Morris, Nichols, Arsht & Tunnell) as well as an accounting advisor (KPMG LLP) and insurance industry advisor (Bernd G. Heinze) to assist the SLC in its investigation;
          WHEREAS, on May 14, 2003, Mr. Tizzio resigned from the AIG Board;
          WHEREAS, on May 14, 2003, Mr. Matthews resigned from the AIG Board;
          WHEREAS, on August 14, 2003, the SLC issued a 146-page report (“First SLC Report”) detailing its findings and filed a motion to terminate the Derivative Action;
          WHEREAS, from August 2003 to May 2005, TRSL and the SLC engaged in discovery and briefing regarding the SLC’s motion to terminate the Derivative Action;
          WHEREAS, on March 14, 2005, Mr. Smith’s employment with AIG ended;
          WHEREAS, on March 14, 2005, Mr. Greenberg retired from his position as Chief Executive Officer of AIG and, on March 28, 2005, Mr. Greenberg retired from his position as Chairman of the AIG Board;
          WHEREAS, on May 17, 2005, TRSL filed an amended complaint (the “Amended Complaint”) that, inter alia, expanded the scope of the claims alleged in the Initial Complaint to include the years 2002, 2003, 2004 and 2005 and added new defendants, including C.V. Starr, to the case;
          WHEREAS, on May 27, 2005, the SLC requested that the Court postpone scheduling of oral argument on the SLC’s motion to terminate the Derivative Action in order to facilitate settlement discussions among the parties;
          WHEREAS, on June 3, 2005, Mr. Smith resigned from the AIG Board;

          WHEREAS, on June 8, 2005, Mr. Greenberg resigned from the AIG Board;
          WHEREAS, on November 10, 2005, AIG director Michael Sutton was appointed to the SLC to replace Frank Hoenemeyer, who had retired from the AIG Board;
          WHEREAS, on January 4, 2006, the SLC issued a second report to the AIG Board in which the SLC determined to withdraw its motion to terminate the Derivative Action in return for TRSL’s agreement (i) to dismiss its claims with prejudice against all present and past AIG directors who never owned C.V. Starr stock, and (ii) to dismiss its claims without prejudice against all present and past AIG directors who owned C.V. Starr stock and who remained with AIG following Mr. Greenberg’s departure from AIG;
          WHEREAS, on February 16, 2006, the Court granted an order to which TRSL and the SLC had stipulated whereby (i) the SLC withdrew its motion to terminate the Derivative Action; (ii) the Derivative Action was dismissed with prejudice against defendants Aidinoff, Broad, Chia, Cohen, Feldstein, Futter, Hills, Hoenemeyer, Wisner and Zarb; and (iii) the Derivative Action was dismissed without prejudice with respect to defendants Kanak, Sullivan, Tizzio, Tse, and Wintrob, although those dismissals would be converted to with prejudice dismissals at the conclusion of the Derivative Action;
          WHEREAS, on or about October 31, 2005, defendants Greenberg, Matthews, Smith and C.V. Starr filed motions to dismiss the Amended Complaint;
          WHEREAS, on various dates in 2006, AIG terminated its relationship with each of the Starr Agencies and, shortly thereafter, each of the Starr Agencies entered new MGA relationships with insurance companies unaffiliated with AIG, including subsidiaries of Berkshire Hathaway, ACE, Chubb and Lloyds;
          WHEREAS, on March 31, 2006, Mr. Tizzio’s employment with AIG ended;

          WHEREAS, on June 22, 2006, the Court granted in part and denied in part the defendants’ motions to dismiss the Amended Complaint;
          WHEREAS, on July 21, 2006, TRSL filed a second amended derivative complaint (“Second Amended Complaint”) in the Derivative Action;
          WHEREAS, between July 21, 2006 and June 11, 2008, the Parties conducted fact and expert discovery related to the claims set forth in the Second Amended Complaint, including producing over one million pages of documents and deposing 62 fact and expert witnesses;
          WHEREAS, on April 20, 2007, defendants C.V. Starr, Greenberg, Matthews and Smith filed a motion for leave to file (i) a third-party complaint joining as defendants to the Derivative Action certain directors of AIG who were previously defendants in the Derivative Action as well as other officers and directors of AIG and/or its subsidiaries who participated in and/or benefited financially from the transactions challenged in the Derivative Action (the “Third-Party Complaint”), and (ii) a cross-claim against AIG relating to hundreds of millions of dollars in benefits Defendants contended AIG obtained as a result of its relationship with C.V. Starr (the “Cross-Claim”);
          WHEREAS, on June 13, 2007, the Court granted Defendants’ motion for leave to file the Cross-Claim but denied the motion for leave to file the Third-Party Complaint;
          WHEREAS, on February 19, 2008, pursuant to leave of Court first sought in November 2007, TRSL filed its third amended derivative complaint (“Third Amended Derivative Complaint”) in the Action adding Thomas R. Tizzio as a defendant;

          WHEREAS, the Director Defendants are former officers of AIG and members of the AIG Board, who served AIG as follows:
Maurice R. Greenberg: Director, 1967 — June 8, 2005; Chief Executive Officer, 1967 — March 14, 2005.
Edward E. Matthews: Director, 1973 — May 14, 2003; Senior Vice Chairman, Investments and Financial Services, 2001 — December 31, 2002.
Howard I. Smith: Director, 1997 — June 3, 2005; Executive Vice President, 1995 — March 14, 2005; Chief Financial Officer, 1996 — March 14, 2005.
Thomas R. Tizzio: Director, 1986 — May 14, 2003; Senior Vice Chairman, General Insurance, 1997 — March 31, 2006.
          WHEREAS, the Third Amended Derivative Complaint asserts claims against the Director Defendants for breach of fiduciary duty and against C.V. Starr for aiding and abetting alleged breaches of fiduciary duties to AIG and for unjust enrichment;
          WHEREAS, following the conclusion of fact and expert discovery, the Parties and the Insurance Carriers (as defined below) engaged in mediation under the auspices of the Honorable Nicholas H. Politan (U.S.D.J., D.N.J.) (ret.), which mediation took place over a four month period;
          WHEREAS, the trial in this action was scheduled to commence on September 15, 2008;
          WHEREAS, TRSL, having thoroughly considered the facts and law underlying the Derivative Action, after weighing the costs and uncertainties of continued litigation against the likelihood of success, and taking into account the financial circumstances of AIG, has determined that it is in the best interests of the Company and its stockholders that the Derivative Action be fully and finally settled in the manner and upon the terms and conditions set forth in this Stipulation, and that these terms and conditions are fair, reasonable, and adequate;

          WHEREAS, Defendants, who believe they have substantial defenses to the claims alleged against them in the Third Amended Derivative Complaint, have denied and continue to deny the allegations of wrongdoing, liability, and/or violations of any laws and/or the existence of any damages asserted in or arising from the Derivative Action, but have nevertheless concluded that further litigation in connection with the Derivative Action would be protracted, time-consuming, expensive, and distracting, and that it is desirable, taking into account the magnitude of TRSL’s demands for damages and interest and the commitment from the Insurance Carriers (as defined below) to provide more than 74% of the $115 million Settlement Fund (as defined below), that the Derivative Action be fully and finally settled in the manner and upon the terms and conditions set forth in this Stipulation, and that these terms and conditions are fair, reasonable, and adequate;
          NOW, THEREFORE, IT IS HEREBY STIPULATED AND AGREED, by and among the Parties (as hereinafter defined) that, pursuant to the procedure set forth in this Stipulation, the Derivative Action and the Claims (as hereinafter defined) released pursuant to Section II.C of this Stipulation shall be fully and finally compromised, settled and released, and the Derivative Action shall be dismissed on the merits, with prejudice, upon and subject to the terms and conditions of this Stipulation, as follows:
I. DEFINITIONS
     A. As used in this Stipulation, the following terms have the meanings specified below:
          1. “AIG Released Claims” means any and all Claims of any nature, whether known or unknown, suspected or unsuspected, from the beginning of time to the present, that have been, could have been, or might have been asserted by or on behalf of AIG in the

Derivative Action and that are based upon, arise out of, or relate in any way, directly or indirectly, to any of the allegations made in the Third Amended Derivative Complaint or to any of the events that were the subject of the Third Amended Derivative Complaint concerning the business dealings between C.V. Starr, the Starr Agencies or SICO, on the one hand, and AIG, on the other hand. For the avoidance of doubt, AIG Released Claims shall not mean and does not include: (i) any Claims to enforce the terms of this Stipulation; (ii) any Claims presently asserted and pending in the Other Litigations, or other Claims that are not barred by the first sentence of this paragraph; (iii) any Claims arising under Other Written Agreements; (iv) any Claims based upon conduct occurring after the date this Stipulation is executed, including but not limited to, any Claims for breach of any confidentiality agreements or orders governing the Parties in the Derivative Action; and (v) any Claims related to the management, operation and conduct of AIG and the disclosures made by AIG at any time after March 14, 2005, other than those that concern the business dealings between C.V. Starr, the Starr Agencies or SICO, on the one hand, and AIG, on the other hand, that were the subject of the Third Amended Derivative Complaint.
          2. “AIG Released Persons” means the Company and/or each of its parents, divisions, subsidiaries, predecessors, successors, assigns, affiliates, partnerships, and joint ventures, as well as, solely in their capacities as such, past or present officers, directors, employees, agents, contractors, subcontractors, representatives, auditors, accountants, attorneys, and bankers, including any person or entity controlled by, controlling, or under common control with any of them.
          3. “Claims” means: (i) any and all causes of action, claims, damages, and awards; (ii) equitable, legal and administrative relief; and/or (iii) interest, demands or rights. “Claims” includes, without limitation, claims for contribution, subrogation, rescission, restitution, attorneys’ fees, costs and/or expenses (except as set forth in this Stipulation with respect to Plaintiff’s Counsel’s fees and expenses), unjust enrichment, and all other forms of recovery or damages of any kind, including those in excess of actual damages and whether based on federal, state or local law, statute, ordinance, regulation, contract, common law, or any other source.
          4. “Current Stockholders” means all individuals or entities who hold of record, or beneficially own, directly or indirectly, common stock of the Company as of the date the Court approves the form and manner of Notice contemplated in this Stipulation.
          5. “Defendant Released Claims” means any and all Claims of any nature, whether known or unknown, suspected or unsuspected, from the beginning of time to the present, (a) that have been, could have been, or might have been asserted by or on behalf of the Defendants in the Derivative Action and that are based upon, arise out of, or relate in any way, directly or indirectly, to any of the allegations made in the Third Amended Derivative Complaint or to any of the events that were the subject of the Third Amended Derivative Complaint concerning the business dealings between C.V. Starr, the Starr Agencies or SICO, on the one hand, and AIG, on the other hand, and (b) by the Director Defendants for indemnification from AIG relating solely to the Derivative Action, provided, however, that (i) AIG will not seek reimbursement of any attorneys’ fees and expenses it has advanced or paid to date to any of the Director Defendants in connection with the Derivative Action and (ii) AIG may advance and reimburse Thomas R. Tizzio for his attorneys’ fees and expenses incurred through the conclusion of the Derivative Action. For the avoidance of doubt, Defendant Released Claims shall not mean and does not include: (i) any Claims to enforce the terms of this Stipulation; (ii) any Claims presently asserted and pending in the Other Litigations, or other Claims not barred by the first sentence of this paragraph; (iii) any Claims arising under Other Written Agreements; (iv) any Claims for indemnification or advancement for any action or proceeding other than the Derivative Action; (v) any Claims by the Defendants to enforce any pension rights; (vi) any Claims based upon conduct occurring after the date this Stipulation is executed, including but not limited to, any such Claims for breach of any confidentiality agreements or orders governing the Parties in the Derivative Action; and (vii) any Claims related to the management, operation and conduct of AIG and the disclosures made by AIG at any time after March 14, 2005, other than those that concern the business dealings between C.V. Starr, the Starr Agencies or SICO, on the one hand, and AIG, on the other hand, that were the subject of the Third Amended Derivative Complaint.
          6. “Defendant Released Persons” means each of the Director Defendants, C.V. Starr and SICO and each of their respective family members, spouses, heirs, estates, trusts, beneficiaries, foundations, corporations, parents, divisions, subsidiaries, partnerships, joint ventures, limited liability companies, subsidiaries, predecessors, successors, assigns, and affiliates, as well as, solely in their capacities as such, executors, administrators, trustees, representatives, contractors, subcontractors, directors, officers, employees, agents, accountants, auditors, bankers, and attorneys, including any person or entity controlled by, controlling, or under common control with any of them.
          7. “Derivative Final Settlement Date” means the date on which the Judgment (as hereinafter defined) of the Court becomes Final (as hereinafter defined). For purposes of this Stipulation, “Final” means: (i) if no appeal from the Judgment is taken, the date on which the time for taking such an appeal expires; or (ii) if any appeal is taken, the date on which all appeals, including petitions for rehearing or reargument, petitions for writ of review, and petitions for certiorari or any other form of review, have been finally disposed of (whether through expiration of time to file, denial of any request for review, by affirmance on the merits, or otherwise) in a manner that does not result in any material alteration of the Judgment. Notwithstanding the foregoing, the Court’s ruling or failure to rule on any application for attorneys’ fees, costs and/or expenses, shall not preclude the Judgment from becoming Final.
          8. “Fee Award” means the amount of attorneys’ fees and expense reimbursement awarded by the Court in response to Plaintiff’s Counsel’s request pursuant to Section IV.A.
          9. “Insurance Carriers” means Great American Insurance Company (Policy Number DOL8811693), The Travelers Indemnity Company, successor in interest by merger to Gulf Insurance Company (Policy Number GA0722335), St. Paul Mercury Insurance Company (Policy Number 590CM0309), Zurich American Insurance Company (Policy Numbers EOC 3827219 00 and EOC 3830014 00), Federal Insurance Company (Policy Numbers 70223567), ACE Bermuda Insurance Ltd. (Policy Number AIG-9672D), XL Insurance (Bermuda) Ltd. (Policy Number XLDCR-02300-02) and Arch Insurance Company (Policy Number 11DOX0524200).
          10. “Judgment” means the order and/or judgment of the Court approving the settlement and dismissing with prejudice the claims asserted in the Third Amended Derivative Complaint in the form attached hereto as Exhibit C.
          11. “Notice” means the legal notice of the terms of the Stipulation in the form attached hereto as Exhibit B.
          12. “Parties” means TRSL, the Company and the Defendants.
          13. “Plaintiff’s Counsel” means Grant & Eisenhofer, P.A.

          14. “Other Written Agreements” means any written agreements, other than this Stipulation, between any Defendant Released Persons, on the one hand, and any AIG Released Persons, on the other hand, entered into on or after March 14, 2005, including but not limited to a confidential settlement agreement, made and entered into as of December 4, 2006, by and between AIG and C.V. Starr, among other parties.
          15. “Other Litigations” means Starr International Company, Inc. v. American International Group, Inc., No. 05-CV-6283 (BSJ) (MHD) (S.D.N.Y.); American International Group, Inc. v. Greenberg, et al., No. 600885/08 (Ramos, J.) (N.Y. Sup. Ct.); In re AIG Securities Litigation, No. 04-CV-8141 (JES) (AJP) (S.D.N.Y.); In re AIG Derivative Litigation, No. 04-CV-8406 (JES) (AJP) (S.D.N.Y.); American International Group, Inc. Consolidated Derivative Litigation, No. 769-VCS (Del. Ch. Ct.); The Starr Foundation v. American International Group, Inc., No. 601380/08 (Ramos, J.) (N.Y. Sup. Ct.); SEC v. Maurice R. Greenberg, C. V. Starr & Co., Inc. and American International Group, Inc., No. M-18-304 (AKH) (S.D.N.Y.); Hauber v. Sullivan, No. 003951/08 (N.Y. Sup. Ct.); Jacksonville Police and Fire Pension Fund v. American International Group, Inc., No. 08-CV-477 (S .D.N.Y.); Connolly v. American International Group, Inc., No. 08-CV-507 (S.D.N.Y.); Maine Public Employees Retirement System v. American International Group, Inc., No. 08-CV-546 (S.D.N.Y.); and Ontario Teachers’ Pension Plan Board v. American International Group, Inc., No. 08-CV-556 (S.D.N.Y.).
          16. “Releases” means the releases set forth in Section II.C.
          17. “Scheduling Order” means the proposed scheduling order pursuant to Rule 23.1 of the Rules of the Court of Chancery in form attached hereto as Exhibit A.

          18. “Settlement Hearing” means a hearing required under Rule 23.1 of the Rules of the Court of Chancery of the State of Delaware, at or after which the Court will make a decision regarding whether to approve this Stipulation as fair, reasonable, and adequate, and in the best interests of the Company and its stockholders.
II. TERMS OF SETTLEMENT
     A. Payment:
          1. Within fourteen (14) business days of Monday, September 29, 2008, Defendants shall cause cash payments in the aggregate amount of One Hundred Fifteen Million U.S. Dollars ($115,000,000) (the “Settlement Fund”) to be made by wire transfer into an interest-bearing account maintained at Mellon Bank (the “Escrow Account”) to hold the Settlement Fund. The Settlement Fund shall be composed of Eighty Five Million Five Hundred Thousand U.S. Dollars ($85,500,000) funded by the Insurance Carriers, Twenty Eight Million Two Hundred Fifty Thousand U.S. Dollars ($28,250,000) funded by Defendant C.V. Starr, and One Million Two Hundred Fifty Thousand U.S. Dollars ($1,250,000) funded by Defendant Tizzio.
          2. Once the Judgment becomes Final, the Settlement Fund and interest earned on the Settlement Fund shall be applied as follows:
a.	Within five (5) business days after the Derivative Final Settlement Date, the Escrow Agent shall (i) remit to AIG the amount of the Settlement Fund minus the amount of the Fee Award (the “Net Settlement Fund”) and (ii) remit to Plaintiff’s Counsel the amount of the Fee Award plus interest earned on the amount of the Fee Award.

b.	The costs of maintaining the Escrow Account and of (a) publishing the Summary Notice on PR Newswire and Investor’s Business Daily and

(b) mailing, by first class U.S. or electronic mail, the Notice to AIG’s twenty (20) largest institutional stockholders of record, not including Defendants Greenberg, SICO, or C.V. Starr, shall be paid out of interest earned on the Net Settlement Fund. After the payment of these costs, any remaining interest earned on the Net Settlement Fund will be remitted to AIG.

c.	Should the amount of the Fee Award be challenged on appeal and reduced, Plaintiff’s Counsel will repay the difference to AIG once such determination becomes Final. Should the amount of the Fee Award be challenged on appeal and increased, AIG will pay the difference to Plaintiff’s Counsel once such determination becomes Final.
          3. If, after any payment has been made into the Escrow Account and prior to the Derivative Final Settlement Date, this Stipulation is invalidated or overturned for any reason, or the Judgment does not become Final for any reason, the amounts in the Escrow Account shall be distributed to the Defendants and the Insurance Carriers who made contributions to the Escrow Account, divided proportionally according to the size of their respective contributions.
     B. Administration of the Escrow Account:
          1. Except as provided herein or pursuant to orders of the Court, the Settlement Fund shall remain in the Escrow Account prior to the Derivative Final Settlement Date. All funds held by the Escrow Agent shall be deemed to be in the custody of the Court and shall remain subject to the jurisdiction of the Court until such time as the funds shall be distributed or returned pursuant to the terms of this Stipulation and/or further order of the Court.

          2. Plaintiff’s Counsel shall serve as Escrow Agent for the Escrow Account. Other than the payment of taxes on the interest earned by the Escrow Account, no funds will be disbursed from the Escrow Account without receipt of the prior written approval of one of the counsel for C.V. Starr, who shall respond within 3 days of a request and which consent shall not be unreasonably withheld. Except for the requirement of consent by C.V. Starr as provided in the preceding sentence, the Defendants shall have no involvement in, responsibility for, or liability relating to, the administration of, distributions from, or the payment of taxes relating to the Settlement Fund.
          3. The Parties hereto agree that the Settlement Fund is intended to be a Qualified Settlement Fund within the meaning of Treasury Regulation § 1.468B-1 and that Plaintiff’s Counsel, as administrator of the Settlement Fund within the meaning of Treasury Regulation § 1.468B-2(k)(3), shall be solely responsible for filing or causing to be filed all informational and other tax returns as may be necessary or appropriate (including, without limitation, the returns described in Treasury Regulation § 1.468B-2(k)) for the Settlement Fund. All taxes on the income earned on the Settlement Fund shall be paid out of the Settlement Fund and Plaintiff’s Counsel shall also be solely responsible for causing payment to be made from the Settlement Fund of any taxes owed with respect to the Settlement Fund.
     C. Releases:
          1. Upon the Derivative Final Settlement Date, TRSL, the Company, and all AIG stockholders, shall, by operation of this Stipulation, by operation of the Judgment and to the fullest extent allowed by law, release and be deemed to release and forever discharge the AIG Released Claims against the Defendant Released Persons, TRSL and the Company shall covenant and be deemed to covenant not to sue the Defendant Released Persons with regard to any AIG Released Claims, and TRSL and the Company shall forever be enjoined from asserting any AIG Released Claims.
          2. Upon the Derivative Final Settlement Date, Defendants shall, by operation of this Stipulation, by operation of the Judgment and to the fullest extent allowed by law, release and be deemed to forever discharge the Defendant Released Claims against the AIG Released Persons, Defendants shall covenant and be deemed to covenant not to sue the AIG Released Persons with regard to any Defendant Released Claims, and Defendants shall forever be enjoined from asserting any Defendant Released Claims.
          3. Upon the Derivative Final Settlement Date, the Company and the Defendants shall, by operation of this Stipulation, by operation of the Judgment and to the fullest extent allowed by law, release and be deemed to release and forever discharge TRSL and Plaintiff’s Counsel from any and all claims relating to their conduct in litigating the Derivative Action.
          4. TRSL, the Company and Defendants expressly acknowledge, and all Company stockholders shall be deemed to acknowledge, that they have been advised by their attorney concerning, and/or is familiar with, the provisions of California Civil Code section 1542, which provides:
A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS WHICH THE CREDITOR DOES NOT KNOW OR SUSPECT TO EXIST IN HIS OR HER FAVOR AT THE TIME OF EXECUTING THE RELEASE, WHICH IF KNOWN BY HIM OR HER MUST HAVE MATERIALLY AFFECTED HIS OR HER SETTLEMENT WITH THE DEBTOR.
          The Parties further acknowledge that the Claims being settled hereby include, but are not limited to, any claims of fraud, including but not limited to any claims of fraud in the inducement of, or otherwise in connection with or related to, this Stipulation and/or any matters contemplated hereby.
          5. TRSL, the Company and Defendants expressly acknowledge, and all Company stockholders shall be deemed to acknowledge: (i) that they may hereafter discover facts in addition to those that they now know or believe to be true with respect to the Derivative Action and the AIG Released Claims and Defendant Released Claims; and (ii) that they may have sustained damages, losses, fees, costs and/or expenses that are presently unknown and unsuspected, and that such damages, losses, fees, costs and/or expenses as the TRSL, the Company, Defendants, and any Company stockholder may have sustained might give rise to additional damages, losses, fees, costs and/or expenses in the future. Nevertheless, TRSL, the Company, and Defendants expressly acknowledge, and all Company stockholders shall be deemed to acknowledge, that this Stipulation has been negotiated and agreed upon in light of such possible unknown facts and such possible damages, losses, fees, costs and/or expenses, and each expressly waives, or shall be deemed to have waived, any and all rights under California Civil Code section 1542 and under any other federal or state statute or law of similar effect. TRSL, the Company, and Defendants expressly acknowledge, and all Company stockholders shall be deemed to acknowledge, that this waiver was separately bargained for and is a material term of this Stipulation.
     D. Dismissal of Derivative Action:
          The Derivative Action shall be dismissed in its entirety and with prejudice, with TRSL, the Company, and Defendants each to bear their own fees, costs and expenses, except as expressly provided in this Stipulation.

III. NOTICE
          Within twenty (20) calendar days after the entry of the Scheduling Order, the Company shall cause the Notice to be posted on the website of AIG and shall issue a Form 8-K attaching this Stipulation and all exhibits thereto. Also within twenty (20) calendar days after the entry of the Scheduling Order, Plaintiff’s Counsel shall (a) cause the Notice to be posted on the website of Grant & Eisenhofer, P.A., (b) publish the Summary Notice (in the form attached hereto as Exhibit D) via PR Newswire and Investor’s Business Daily, and (c) provide the Notice by first class U.S. mail or electronic mail to the twenty (20) largest institutional stockholders of AIG, not including Defendants Greenberg, SICO, or C.V. Starr.
IV. ATTORNEYS’ FEES
     A. Plaintiff’s Counsel shall apply for an award of attorneys’ fees in the amount of Twenty-Two and a Half Percent (22.5%) of the Settlement Fund plus the reimbursement of out of pocket costs/and or expenses incurred by Plaintiff’s Counsel not to exceed $2,250,000. The Company and Defendants will take no position with respect to this fee request.
     B. This Stipulation, the settlement of the Derivative Action, the entry of Judgment, and whether the Judgment can become Final are not conditioned upon the approval of an award of attorneys’ fees, costs and/or expenses, either at all or in any particular amount, by the Court. In the event that attorneys’ fees are not awarded by the Court, or awarded in a manner that is unsatisfactory to any of the Parties, this Stipulation nevertheless shall remain in force, including, without limitation, the obligations imposed in Section II.
V. TERMINATION
     A. In the event that: (i) the Judgment is not entered by the Court; or (ii) the Judgment does not become Final, this Stipulation shall be terminated and shall become null and void and of no force and effect, unless otherwise agreed to in writing by the Parties provided, however, that the provisions of Section II A.3 regarding return of the Settlement Fund shall be enforceable and shall not be null and void.
     B. In the event of termination under Section V.A, this Stipulation shall not be admissible for any purpose in any proceeding before any court or tribunal. In the event of such termination, all proceedings in the Derivative Action will revert to their status as of September 11, 2008, and no materials created by or received from another Party that were used in, obtained during, or related to settlement discussions shall be admissible for any purpose in any court or tribunal or used, absent consent from the disclosing Party, in any other capacity.
VI. NO ADMISSION OF LIABILITY
          It is expressly understood and agreed that neither this Stipulation nor any act or omission in connection therewith, is intended or shall be deemed or argued to be evidence or to constitute an admission by: (i) the Defendants, or any of them, or the Company, as to the validity of any claims, defenses, other issues raised, or which might be or might have been raised, in the Derivative Action or in any other action, or to be evidence of or constitute an admission of any wrongdoing or liability by any of them, and each of them expressly denies any such wrongdoing or liability; or (ii) TRSL as to the infirmity of any claim or the validity of any defense.
VII. MISCELLANEOUS PROVISIONS
     A. The exhibits to this Stipulation (the “Exhibits”) are material and integral parts hereof and are fully incorporated herein by reference.
     B. The Parties agree that in the event of any breach of this Stipulation, all of the Parties’ rights and remedies at law, equity or otherwise, are expressly reserved.

     C. The Stipulation may be executed in one or more counterparts, each of which shall be deemed an original and, when taken together with the other signed counterparts, shall constitute one and the same instrument. Facsimile or PDF signatures shall constitute valid evidence of execution. The Stipulation shall be deemed to be executed as of the date that all counsel for the Parties have executed a counterpart, even though no single counterpart is executed by all counsel for the Parties.
     D. This Stipulation and the Exhibits attached hereto constitute the entire agreement among the Parties, and no representations, warranties, or inducements have been made to any Party concerning the Stipulation or its Exhibits other than the representations, warranties and covenants contained and memorialized in such documents.
     E. Each Party acknowledges that he, they, or it have been advised by counsel in connection with this Stipulation.
     F. In the event that any dispute arises among or between the Parties regarding the interpretation of this Stipulation, or any provision thereof, the Parties acknowledge and agree that all of the Parties shall be deemed collectively to be the drafting party and any rule of construction pursuant to which ambiguities are to be construed against the drafting party shall not be applicable.
     G. Waiver by any Party of any breach of this Stipulation by any other Party shall not be deemed a waiver of any other prior or subsequent breach of this Stipulation, and failure by any Party to assert any claim for breach of this Stipulation shall not be deemed to be a waiver as to that or any other breach and will not preclude any Party from seeking to remedy a breach and enforce the terms of this Stipulation.

     H. Each counsel or other person executing the Stipulation on behalf of any Party hereto warrants that he or she has the full authority to bind his or her principal to this Stipulation.
     I. The Stipulation shall be binding upon, and inure to the benefit of, the heirs, executors, successors and assigns of the Parties.
     J. This Stipulation shall be governed by, and construed in accordance with, the laws of the State of Delaware, without regard to conflict of laws principles. Any action relating to this Stipulation will be filed exclusively in the Court. Each Party: (i) consents to personal jurisdiction in any such action (but no other action) brought in the Court; (ii) consents to service of process by registered mail upon such Party and/or such Party’s agent; and (iii) waives any objection to venue in the Court and any claim that Delaware or the Court is an inconvenient forum.
     K. In addition to the actions specifically provided for in this Stipulation, the Parties will use their best efforts from the date hereof to take, or cause to be taken, all actions, and to do, or cause to be done, all things, reasonably necessary, proper or advisable under applicable laws, regulations or agreements, to consummate and make effective this Stipulation. The Parties and their attorneys agree to cooperate fully with one another in seeking the Court’s approval of this Stipulation and to use their best efforts to effect the consummation of this Stipulation. Without further order of the Court, the Parties may agree to reasonable extensions of time not expressly set by the Court in order to carry out any of the provisions of this Stipulation.
     L. Each Party hereto represents and warrants that he or it is the legal owner of all rights and claims attributable to him or it that are the subject matter of this Stipulation and that there has been no assignment, hypothecation or transfer by operation of law or otherwise of any such rights and claims.

Dated: September 29, 2008

/s/ Cynthia A. Calder
Stuart M. Grant (#2526)
Cynthia A. Calder (#2978)
GRANT & EISENHOFER P.A.
Chase Manhattan Centre
1201 North Market Street
Wilmington, DE 19801
Telephone: 302-622-7000

Counsel for Plaintiff Teachers’ Retirement System of Louisiana

OF COUNSEL:

David Boies
BOIES, SCHILLER & FLEXNER LLP
333 Main Street
Armonk, New York 10504
Telephone: 914-749-8200

Steven I. Froot
Philip M. Bowman
BOIES, SCHILLER & FLEXNER LLP
575 Lexington Avenue, Seventh Floor
New York, New York 10022
Telephone: 212-446-2300
/s/ Andre G. Bouchard

Andre G. Bouchard (#2504)
BOUCHARD MARGULES &
FRIEDLANDER, P.A.
222 Delaware Avenue, Suite 1400
Wilmington, DE 19801
Telephone: 302-573-3500

Counsel for Defendant C.V. Starr & Co., Inc.

/s/ J. Travis Laster

J. Travis Laster (#3514)
ABRAMS & LASTER LLP
20 Montchanin Road, Suite 200
Wilmington, DE 19807
Telephone: 302-778-1000

Counsel for Defendant Maurice R. Greenberg

OF COUNSEL:

John L. Gardiner Jonathan L. Frank SKADDEN, ARPS, SLATE, MEAGHER & FLOM LLP Four Times Square New York, New York 10036 Telephone: 212-735-3000	/s/ Edward P. Welch Edward P. Welch (#671) SKADDEN, ARPS, SLATE, MEAGHER & FLOM LLP One Rodney Square P.O. Box 636 Wilmington, DE 19899 Telephone: 302-651-3000

Counsel for Defendant Edward E. Matthews

OF COUNSEL:

Vincent A. Sama Eric M. Robinson Catherine B. Schumacher WINSTON & STRAWN LLP 200 Park Avenue New York, New York 10166 Telephone: 212-294-6700	Kurt M. Heyman (#3054) PROCTOR HEYMAN LLP 1116 West Street Wilmington, DE 19801 Telephone: 302-472-7300 Counsel for Defendant Howard I. Smith

OF COUNSEL:
Steven W. Perlstein Matthew I. Menchel KOBRE & KIM LLP 800 Third Avenue New York, NY 10022 Telephone: 212-488-1200

Christian Douglas Wright (#3554)
YOUNG CONAWAY STARGATT &
TAYLOR, LLP
The Brandywine Building
1000 West Street, 17th Floor
Wilmington, DE 19801
Telephone: 302-571-1253

Counsel for Defendant Thomas R. Tizzio

OF COUNSEL:

John L. Gardiner Jonathan L. Frank SKADDEN, ARPS, SLATE, MEAGHER & FLOM LLP Four Times Square New York, New York 10036 Telephone: 212-735-3000	Edward P. Welch (#671) SKADDEN, ARPS, SLATE, MEAGHER & FLOM LLP One Rodney Square P.O. Box 636 Wilmington, DE 19899 Telephone: 302-651-3000

Counsel for Defendant Edward E. Matthews

OF COUNSEL:

Vincent A. Sama Eric M. Robinson Catherine B. Schumacher WINSTON & STRAWN LLP 200 Park Avenue New York, New York 10166 Telephone: 212-294-6700	/s/ Kurt M. Heyman Kurt M. Heyman (#3054) PROCTOR HEYMAN LLP 1116 West Street Wilmington, DE 19801 Telephone: 302-472-7300 Counsel for Defendant Howard I. Smith

OF COUNSEL:
Steven W. Perlstein Matthew I. Menchel KOBRE & KIM LLP 800 Third Avenue New York, NY 10022 Telephone: 212-488-1200

Christian Douglas Wright (#3554)
YOUNG CONAWAY STARGATT &
TAYLOR, LLP
The Brandywine Building
1000 West Street, 17th Floor
Wilmington, DE 19801
Telephone: 302-571-1253

Counsel for Defendant Thomas R. Tizzio

OF COUNSEL:

John L. Gardiner Jonathan L. Frank SKADDEN, ARPS, SLATE, MEAGHER & FLOM LLP Four Times Square New York, New York 10036 Telephone: 212-735-3000	Edward P. Welch (#671) SKADDEN, ARPS, SLATE, MEAGHER & FLOM LLP One Rodney Square P.O. Box 636 Wilmington, DE 19899 Telephone: 302-651-3000

Counsel for Defendant Edward E. Matthews

OF COUNSEL:

Vincent A. Sama Eric M. Robinson Catherine B. Schumacher WINSTON & STRAWN LLP 200 Park Avenue New York, New York 10166 Telephone: 212-294-6700	Kurt M. Heyman (#3054) PROCTOR HEYMAN LLP 1116 West Street Wilmington, DE 19801 Telephone: 302-472-7300 Counsel for Defendant Howard I. Smith

OF COUNSEL:
Steven W. Perlstein Matthew I. Menchel KOBRE & KIM LLP 800 Third Avenue New York, NY 10022 Telephone: 212-488-1200
/s/ Christian Douglas Wright

Christian Douglas Wright (#3554)
YOUNG CONAWAY STARGATT &
TAYLOR, LLP
The Brandywine Building
1000 West Street, 17th Floor
Wilmington, DE 19801
Telephone: 302-571-1253

Counsel for Defendant Thomas R. Tizzio

CONFIDENTIAL SETTLEMENT MATERIALS
9/25/2008

OF COUNSEL:
Daniel J. Kramer PAUL, WEISS, RIFKIND, WHARTON & GARRISON LLP 1285 Avenue of the Americas New York, NY 10019-6064 Telephone: 212-373-3000	/s/ David S. Eagle David S. Eagle (Del. I.D.#3387) KLEHR, HARRISON, HARVEY, BRANBURG & ELLERS LLP 919 Market Street, Suite 1000 Wilmington, Delaware 19801 Telephone: 302-552-5508

Counsel for Nominal Defendant American International Group, Inc.

EXHIBIT A
THE COURT OF CHANCERY OF THE STATE OF DELAWARE

TEACHERS’ RETIREMENT SYSTEM
OF LOUISIANA,

Plaintiff,

v.

MAURICE R. GREENBERG,
EDWARD E. MATTHEWS,
HOWARD I. SMITH, THOMAS R.
TIZZIO, and C.V. STARR & CO., INC.,

Defendants,

-and-

AMERICAN INTERNATIONAL
GROUP, INC., a Delaware corporation,

Nominal and Cross-Claim
Defendant.
) ) ) ) ) ) ) ) ) ) ) ) ) ) ) ) ) ) ) )	C.A. No. 20106-VCS
[PROPOSED] SCHEDULING ORDER
          The Parties to the above-captioned shareholder derivative action (the “Derivative Action”) having applied pursuant to Rule 23.1 of the Rules of the Court of Chancery of the State of Delaware for an Order to approve the proposed settlement of the Derivative Action (the “Settlement”) in accordance with the Stipulation of Settlement entered into by the parties, dated as of September 29, 2008 (the “Stipulation”), and for the dismissal of the Derivative Action with prejudice upon the terms and conditions set forth in the Stipulation; the Court having read and considered the Stipulation and accompanying documents; the Stipulation being sufficient to warrant notice to Current Shareholders; and all parties having consented to the entry of this Order,

          NOW, THEREFORE, this       day of                     , 2008, upon application of the Parties, IT IS HEREBY ORDERED as follows:
          1. Except for terms defined herein, the Court adopts and incorporates the definitions in the Stipulation for purposes of this Order.
          2. A hearing (the “Settlement Hearing”) shall be held before The Honorable Leo E. Strine, Jr., Vice Chancellor, on                      at           , at the New Castle County Courthouse, 500 North King Street, Wilmington, Delaware 19801 to:
a.	determine whether TRSL and Plaintiff’s Counsel have adequately represented the interests of AIG and its shareholders;

b.	determine whether the Settlement should be approved by the Court as fair, reasonable, adequate, and in the best interests of AIG and its shareholders;

c.	determine whether final judgment should be entered dismissing the Derivative Action with prejudice, and releasing, barring, and enjoining prosecution of any and all Claims released in the Stipulation;

d.	consider any application by Plaintiff’s Counsel for an award of attorneys’ fees, costs, and/or expenses;

e.	hear and determine any objections to the Settlement and the application by Plaintiff’s Counsel for an award of attorneys’ fees, costs, and/or expenses; and

f.	rule on such other matters as the Court may deem appropriate.

          3. The Court reserves the right to adjourn and reconvene the Settlement Hearing, including consideration of the application for attorneys’ fees, costs, and/or expenses, without further notice other than by announcement at the Settlement Hearing or any adjournment thereof.
          4. The Court reserves the right to approve the Settlement at or after the Settlement Hearing with such modifications as may be consented to by the Parties to the Stipulation and without further notice to Current Shareholders.
          5. Within twenty (20) calendar days after the entry of this Order, the Company shall cause the Notice of Pendency of Derivative Action, Proposed Settlement of Derivative Action, Settlement Hearing, and Right to Appear (the “Notice”) to be posted on the website of AIG and shall issue a Form 8-K attaching the Stipulation and all exhibits thereto. Also within twenty (20) calendar days after the entry of this Order, Plaintiff’s Counsel shall (a) cause the Notice to be posted on the website of Grant & Eisenhofer P.A., (b) publish the Summary Notice (in the form attached as Exhibit D to the Stipulation) via PR Newswire and Investor’s Business Daily, and (c) provide the Notice by first class U.S. mail or electronic mail to the twenty (20) largest institutional stockholders of AIG, not including Defendants Greenberg, SICO, or C.V. Starr.
          6. The form and manner of notice specified herein is the best notice practicable and shall constitute due and sufficient notice of the Settlement Hearing to all persons entitled to receive such notice, and fully satisfies the requirements of due process, Court of Chancery Rule 23.1, and applicable law. Plaintiff’s Counsel and AIG shall, prior to the date of the Settlement Hearing directed herein, file proof of the dissemination of the Notice and the Summary Notice as directed herein.

          7. Any Current Shareholder who wishes to object to the Stipulation, the Settlement, the Order and Final Judgment (attached to the Stipulation as Exhibit C) to be entered herein, and/or any application for attorneys’ fees, costs, and/or expenses by Plaintiff’s Counsel, or who otherwise wishes to be heard, may appear in person or through his attorney at the Settlement Hearing and present any evidence or argument that may be proper and relevant; provided, however, that no person other than TRSL, the Defendants, the Company, and their respective counsel in the Derivative Action shall be heard, and no papers, briefs, pleadings or other documents submitted by any Current Shareholder shall be received and considered by the Court (except as the Court, in its discretion, shall thereafter otherwise direct, upon application of such Current Shareholder and for good cause shown) unless, no later than fourteen (14) calendar days prior to the Settlement Hearing, the Current Shareholder files with the Register in Chancery, The Court of Chancery, 500 North King Street, Wilmington, Delaware, 19801, and, on or before such filing, serves, by hand delivery or overnight mail on the counsel of record listed below, the following: (i) a written notice of intention to appear; (ii) proof of ownership of AIG stock; (iii) a detailed statement of the Current Shareholder’s objections to any matter before the Court; and (iv) the grounds therefore or the reasons why the Current Shareholder desires to appear and to be heard, as well as all documents and writings which the Current Shareholder desires the Court to consider. Such filings shall be served upon the following counsel:
Andre G. Bouchard
BOUCHARD MARGULES & FRIEDLANDER, P.A.
222 Delaware Avenue, Suite 1400
Wilmington, DE 19801
Counsel for Defendant C.V. Starr & Co., Inc.

J. Travis Laster
ABRAMS & LASTER LLP
20 Montchanin Road, Suite 200
Wilmington, DE 19807
Counsel for Defendant Maurice R. Greenberg
Edward P. Welch
SKADDEN, ARPS, SLATE, MEAGHER & FLOM LLP
One Rodney Square
P.O. Box 636
Wilmington, DE 19899
Counsel for Defendant Edward E. Matthews
Kurt M. Heyman
PROCTOR HEYMAN LLP
1116 West Street
Wilmington, DE 19801
Counsel for Defendant Howard I. Smith
Christian Douglas Wright
YOUNG CONAWAY STARGATT & TAYLOR, LLP
The Brandywine Building
1000 West Street, 17th Floor
Wilmington, DE 19801
Counsel for Defendant Thomas R. Tizzio
David S. Eagle
Klehr Harrison Harvey Branzburg & Ellers LLP
919 Market Street, Suite 1000
Wilmington, Delaware 19801
Counsel for Nominal Defendant American International Group, Inc.
Stuart M. Grant
GRANT & EISENHOFER P.A.
Chase Manhattan Centre
1201 North Market Street
Wilmington, DE 19801
Telephone: 302-622-7000
Counsel for Plaintiff Teachers’ Retirement System of Louisiana

          8. Any Current Shareholder who fails to object in the manner prescribed above shall be deemed to have waived his, her, or its objection and shall be forever barred from raising any objection in the Derivative Action or any other action or proceeding.
          9. Counsel for the Parties are directed to promptly furnish each other with copies of any and all objections, or other shareholder correspondence related to the Stipulation and/or the Settlement Hearing that might come into their possession.
          10. All briefs in support of the approval of the Stipulation shall be filed and served no later than seven (7) calendar days before the Settlement Hearing.
          11. Any application for attorneys’ fees, costs, and/or expenses to Plaintiff’s Counsel shall be submitted to the Court no later than seven (7) calendar days before the Settlement Hearing.
          12. All proceedings in the Derivative Action, other than such proceedings as may be necessary to carry out the terms and conditions of the Settlement, are hereby stayed and suspended until further order of this Court. Pending final determination of whether the Settlement should be approved, TRSL, Plaintiff’s Counsel, all AIG shareholders, the Defendants, and the Company, or any of them as applicable, are enjoined from filing, commencing, or prosecuting any other lawsuit in any jurisdiction with respect to any Claims to be released in the Stipulation.
          13. Each of the Parties is barred from objecting to the Stipulation or any attachment thereto at the Settlement Hearing or otherwise, and from filing an appeal from, or otherwise seeking review of, the Judgment, if such Judgment is entered substantially in the form attached to the Stipulation as Exhibit C, except as required by law, provided, however, that this

Paragraph 13 shall not apply to any application for, or award of, attorneys’ fees, costs and/or expenses to Plaintiff’s Counsel.
          14. If the Settlement provided for in the Stipulation shall be approved by the Court following the Settlement Hearing, the Court shall enter an Order and Final Judgment substantially in the form attached to the Stipulation as Exhibit C.
          15. If the Stipulation is terminated pursuant to Section V in the Stipulation, all proceedings in the Derivative Action will revert to their status as of September 11, 2008, and no materials created by or received from another Party that were used in, obtained during, or related to settlement discussions shall be admissible for any purpose in any court or tribunal or used, absent consent from the disclosing Party, in any other capacity.
          16. Whether the Order and Final Judgment becomes Final is not conditioned upon the approval of an award of attorneys’ fees, costs, and/or expenses, either at all or in any particular amount, by the Court.

Vice Chancellor

EXHIBIT B
THE COURT OF CHANCERY OF THE STATE OF DELAWARE

TEACHERS’ RETIREMENT SYSTEM OF
LOUISIANA,

Plaintiff,

v.

MAURICE R. GREENBERG,
EDWARD E. MATTHEWS, HOWARD I.
SMITH, THOMAS R. TIZZIO, and
C.V. STARR & CO., INC.,

Defendants,

-and-

AMERICAN INTERNATIONAL GROUP,
INC., a Delaware corporation,

Nominal and Cross-Claim
Defendant.
) ) ) ) ) ) ) ) ) ) ) ) ) ) ) ) ) ) ) )	C.A. No. 20106-VCS
NOTICE OF PENDENCY OF DERIVATIVE ACTION, PROPOSED SETTLEMENT OF
DERIVATIVE ACTION, SETTLEMENT HEARING,
AND RIGHT TO APPEAR

TO:	ALL RECORD AND BENEFICIAL HOLDERS OF SHARES OF THE COMMON STOCK OF AMERICAN INTERNATIONAL GROUP, INC. (“AIG” OR THE “COMPANY”) AT THE CLOSE OF BUSINESS ON (THE “RECORD DATE”).
PURPOSE OF NOTICE
     1. The purpose of this Notice is to inform you of the above-captioned action (the “Derivative Action”) pending in the Court of Chancery of the State of Delaware (the “Court”), the proposed settlement of the Derivative Action (the “Settlement”), a hearing on the proposed settlement (the “Settlement Hearing”), and your right, among other things, to participate in the

Settlement Hearing.1 The Settlement Hearing will be held before The Honorable Leo E. Strine, Jr., Vice Chancellor, on                      at           , at the New Castle County Courthouse, 500 North King Street, Wilmington, DE 19801 to: (i) determine whether the terms and conditions of the proposed Settlement provided for in the stipulation of settlement executed on September 29, 2008 (the “Stipulation”), including the payment of One Hundred Fifteen Million U.S. Dollars ($115,000,000) (the “Settlement Fund”), are fair, reasonable, adequate, and in the best interests of American International Group, Inc. (“AIG” or the “Company”) and its stockholders; (ii) determine whether Judgment should be entered dismissing with prejudice the claims asserted in the Derivative Action by Plaintiff Teachers’ Retirement System of Louisiana (“TRSL”) on behalf of the stockholders of the Company and the Company itself; (iii) hear and determine any objections to the Settlement; (iv) determine whether TRSL and Plaintiff’s Counsel have adequately represented the interests of the Company and its shareholders; (v) if the Court approves the Settlement and enters Judgment, determine whether, and in what amount, it should award attorneys’ fees and expenses to Plaintiff’s Counsel; and (vi) consider other such matters as the Court deems appropriate.
          The Court has reserved the right to adjourn or continue the Settlement Hearing, including consideration of the application by Plaintiff’s Counsel for attorneys’ fees, without further notice to you other than by announcement at the Settlement Hearing or any adjournment thereof. The Court has further reserved the right to approve the Settlement, at or after the Settlement Hearing, with such modifications as may be consented to by the Parties to the Stipulation and without further notice of any kind.

[1]	All capitalized terms in this Notice have the meaning given to them in this Notice and/or in the Stipulation of Settlement.

FACTUAL BACKGROUND
          THE DESCRIPTION OF THE DERIVATIVE ACTION AND THE SETTLEMENT THAT FOLLOWS HAS BEEN PREPARED BY COUNSEL FOR THE PARTIES. THE COURT HAS MADE NO FINDINGS WITH RESPECT TO SUCH MATTERS, AND THIS NOTICE IS NOT AN EXPRESSION OR STATEMENT BY THE COURT OF FINDINGS OF FACT.
     1. On December 31, 2002, TRSL, a stockholder of AIG, brought an action (the “Initial Complaint”), derivatively on behalf of AIG, against AIG directors M. Bernard Aidinoff, Eli Broad, Pei-Yuan Chia, Marshall A. Cohen, Barber B. Conable, Jr., Robert L. Crandall, Martin S. Feldstein, Ellen V. Futter, Maurice R. Greenberg, Carla A. Hills, Frank J. Hoenemeyer, Richard C. Holbrooke, Edward E. Matthews, Howard I. Smith, Martin J. Sullivan, Thomas R. Tizzio, Edmund S. W. Tse, Jay S. Wintrob, Frank G. Wisner, and Frank G. Zarb.
     2. The Initial Complaint alleged that during the years 1999 through 2001, AIG’s directors breached their fiduciary duties to AIG in connection with the payment of commissions for the production of insurance business to certain managing general agencies (the “Starr Agencies”) owned by C.V. Starr & Company, Inc. (“C.V. Starr”), a private company then owned by, among others, the defendants, and the payment of service and rental fees to Starr International Company, Inc. (“SICO”), a private company then controlled by, among others, the defendants.
     3. On December 31, 2002, Mr. Matthews retired from his position as Senior Vice Chairman of Investments and Financial Services of AIG.
     4. On January 7, 2003, the AIG Board of Directors (the “AIG Board”) formed a special litigation committee (“SLC”) consisting of two non-management directors of AIG who had no financial interest in C.V. Starr or SICO (Marshall A. Cohen and Frank J. Hoenemeyer) to

investigate the claims asserted in the Derivative Action and to determine, among other things, whether pursuit of such claims would serve the best interests of AIG and its stockholders.
     5. The SLC retained two law firms (Weil Gotshal & Manges LLP and Morris, Nichols, Arsht & Tunnell) as well as an accounting advisor (KPMG LLP) and insurance industry advisor (Bernd G. Heinze) to assist the SLC in its investigation.
     6. On May 14, 2003, Mr. Tizzio resigned from the AIG Board.
     7. On May 14, 2003, Mr. Matthews resigned from the AIG Board.
     8. On August 14, 2003, the SLC issued a 146-page report (“First SLC Report”) detailing its findings and filed a motion to terminate the Derivative Action.
     9. From August 2003 to May 2005, TRSL and the SLC engaged in discovery and briefing regarding the SLC’s motion to terminate the Derivative Action.
     10. On March 14, 2005, Mr. Smith’s employment with AIG ended;
     11. On March 14, 2005, Mr. Greenberg retired from his position as Chief Executive Officer of AIG and, on March 28, 2005, Mr. Greenberg retired from his position as Chairman of the Board.
     12. On May 17, 2005, TRSL filed an amended complaint (the “Amended Complaint”) that, inter alia, expanded the scope of the claims alleged in the Initial Complaint to include the years 2002, 2003, 2004 and 2005 and added new defendants, including C.V. Starr, to the case.
     13. On May 27, 2005, the SLC requested that the Court postpone scheduling of oral argument on the SLC’s motion to terminate the Derivative Action in order to facilitate settlement discussions among the parties.
     14. On June 3, 2005, Mr. Smith resigned from the AIG Board.

     15. On June 8, 2005, Mr. Greenberg resigned from the AIG Board.
     16. On November 10, 2005, AIG director Michael Sutton was appointed to the SLC to replace Frank Hoenemeyer, who had retired from the AIG Board.
     17. On January 4, 2006, the SLC issued a second report to the AIG Board in which the SLC determined to withdraw its motion to terminate the Derivative Action in return for TRSL’s agreement (i) to dismiss its claims with prejudice against all present and past AIG directors who never owned C.V. Starr stock, and (ii) to dismiss its claims without prejudice against all present and past AIG directors who owned C.V. Starr stock and who remained with AIG following Mr. Greenberg’s departure from AIG.
     18. On February 16, 2006, the Court granted an order to which TRSL and the SLC had stipulated whereby (i) the SLC withdrew its motion to terminate the Derivative Action; (ii) the Derivative Action was dismissed with prejudice against defendants Aidinoff, Broad, Chia, Cohen, Feldstein, Futter, Hills, Hoenemeyer, Wisner and Zarb; and (iii) the Derivative Action was dismissed without prejudice with respect to defendants Kanak, Sullivan, Tizzio, Tse, and Wintrob, although those dismissals would be converted to with prejudice dismissals at the conclusion of the Derivative Action.
     19. On or about October 31, 2005, the remaining defendants Greenberg, Matthews, Smith and C.V. Starr filed motions to dismiss the Amended Complaint.
     20. On various dates in 2006, AIG terminated its relationship with each of the Starr Agencies and, shortly thereafter, each of the Starr Agencies entered new MGA relationships with insurance companies unaffiliated with AIG, including subsidiaries of Berkshire Hathaway, ACE, Chubb and Lloyds.
     21. On March 31, 2006, Mr. Tizzio’s employment with AIG ended.

     22. On June 22, 2006, the Court granted in part and denied in part the defendants’ motions to dismiss the Amended Complaint.
     23. On July 21, 2006, TRSL filed a second amended derivative complaint (“Second Amended Complaint”) in the Derivative Action.
     24. Between July 21, 2006 and June 11, 2008, the Parties conducted fact and expert discovery related to the claims set forth in the Second Amended Complaint, including producing over one million pages of documents and deposing 62 fact and expert witnesses.
     25. On April 20, 2007, defendants C.V. Starr, Greenberg, Matthews and Smith filed a motion for leave to file (i) a third-party complaint joining as defendants to the Derivative Action certain directors of AIG who were previously defendants in the Derivative Action as well as other officers and directors of AIG and/or its subsidiaries who participated in and/or benefited financially from the transactions challenged in the Derivative Action (the “Third-Party Complaint”), and (ii) a cross-claim against AIG relating to hundreds of millions of dollars in benefits Defendants contended AIG obtained as a result of its relationship with C.V. Starr (the “Cross-Claim”);
     26. On June 13, 2007, the Court granted Defendants’ motion for leave to file the Cross-Claim but denied the motion for leave to file the Third-Party Complaint.
     27. On February 19, 2008, pursuant to leave of Court first sought in November 2007, TRSL filed its third amended derivative complaint (“Third Amended Derivative Complaint”) in the Action adding Thomas R. Tizzio as a defendant along with the remaining AIG director defendants Maurice R. Greenberg, Edward E. Matthews and Howard I. Smith (with Tizzio, collectively, the “Director Defendants”).

     28. The Director Defendants are former officers of AIG and members of the AIG Board, who served AIG as follows:
Maurice R. Greenberg: Director, 1967 — June 8, 2005; Chief Executive Officer, 1967 — March 14, 2005.
Edward E. Matthews: Director, 1973 — May 14, 2003; Senior Vice Chairman, Investments and Financial Services, 2001 — December 31, 2002.
Howard I. Smith: Director, 1997 — June 3, 2005; Executive Vice President, 1995 — March 14, 2005; Chief Financial Officer, 1996 — March 14, 2005.
Thomas R. Tizzio: Director, 1986 — May 14, 2003; Senior Vice Chairman, General Insurance, 1997 — March 31, 2006.
     29. The Third Amended Derivative Complaint asserts claims against the Director Defendants for breach of fiduciary duty and against C.V. Starr for aiding and abetting alleged breaches of fiduciary duties to AIG and for unjust enrichment.
     30. Following the conclusion of fact and expert discovery, the Parties and certain insurance carriers that had issued certain directors’ and officers’ liability policies (“Insurance Carriers”) engaged in mediation under the auspices of the Honorable Nicholas H. Politan (U.S.D.J., D.N.J) (ret.), which mediation took place over a four-month period.
     31. The trial in this matter was scheduled to commence on September 15, 2008.
     32. TRSL, having thoroughly considered the facts and law underlying the Derivative Action, after weighing the costs and uncertainties of continued litigation against the likelihood of success, and taking into account the financial circumstances of AIG, has determined that it is in the best interests of the Company and its stockholders that the Derivative Action be fully and finally settled in the manner and upon the terms and conditions set forth in the Stipulation, and that those terms and conditions are fair, reasonable, and adequate.

     33. Defendants, who believe they have substantial defenses to the claims alleged against them in the Third Amended Derivative Complaint, have denied and continue to deny the allegations of wrongdoing, liability, and/or violations of any laws and/or the existence of any damages asserted in or arising from the Derivative Action, but have nevertheless concluded that further litigation in connection with the Derivative Action would be protracted, time-consuming, expensive, and distracting, and that it is desirable, taking into account the magnitude of TRSL’s demands for damages and interest and the commitment from the Insurance Carriers to provide more than 74% of the $115 million Settlement Fund, that the Derivative Action be fully and finally settled in the manner and upon the terms and conditions as set forth in the Stipulation, and that these terms are fair, reasonable, and adequate.
SUMMARY OF THE SETTLEMENT
     34. In order to effect a full and final settlement of the Derivative Action, within fourteen (14) business days after Monday, September 29, 2008, Defendants are obligated to cause cash payments in the aggregate amount of the Settlement Fund to be made by wire transfer into an interest-bearing account maintained at Mellon Bank (the “Escrow Account”) to hold the Settlement Fund. The Settlement Fund shall be composed of Eighty Five Million Five Hundred Thousand U.S. Dollars ($85,500,000) funded by the Insurance Carriers, Twenty Eight Million Two Hundred Fifty Thousand U.S. Dollars ($28,250,000) funded by Defendant C.V. Starr, and One Million Two Hundred Fifty Thousand U.S. Dollars ($1,250,000) funded by Defendant Tizzio. Plaintiff’s Counsel shall serve as Escrow Agent for the Escrow Account in accordance with the terms and conditions set forth in the Stipulation.
     35. The Stipulation, the settlement of the Derivative Action, the entry of Judgment, and whether the Judgment can become Final are not conditioned upon the approval of an award of attorneys’ fees, costs and/or expenses, either at all or in any particular amount, by the Court. In the event that attorneys’ fees are not awarded by the Court, or awarded in a manner that is unsatisfactory to any of the Parties, the Stipulation nevertheless shall remain in force.
     36. Once the Judgment becomes Final (as defined in the Stipulation), the Settlement Fund and interest earned on the Settlement Fund shall be applied as follows:
          a. Within five (5) business days after the date that the Court approves the Settlement and the Settlement becomes Final (the “Derivative Final Settlement Date”), the Escrow Agent shall (i) remit to AIG the amount of the Settlement Fund minus the amount of attorneys’ fees and expense reimbursement awarded by the Court in response to Plaintiff’s Counsel’s request (the “Fee Award”) (the Settlement Fund minus the Fee Award is the “Net Settlement Fund”) and (ii) remit to Plaintiff’s Counsel the amount of the Fee Award plus interest earned on the amount of the Fee Award.
          b. The costs of maintaining the Escrow Account and of (a) publishing the Summary Notice on PR Newswire and Investor’s Business Daily and (b) mailing, by first class U.S. or electronic mail, the Notice to AIG’s twenty (20) largest institutional stockholders of record, not including Defendants Greenberg, SICO, or C.V. Starr, shall be paid out of interest earned on the Net Settlement Fund. After the payment of these costs, any remaining interest earned on the Net Settlement Fund will be remitted to AIG.
          c. Should the amount of the Fee Award be challenged on appeal and reduced, Plaintiff’s Counsel will repay the difference to AIG once such determination becomes Final. Should the amount of the Fee Award be challenged on appeal and increased, AIG will pay the difference to Plaintiff’s Counsel once such determination becomes Final.

     37. If, after any payment has been made into the Escrow Account and prior to the Derivative Final Settlement Date, the Stipulation is invalidated or overturned for any reason, or the Judgment does not become Final for any reason, the amounts in the Escrow Account shall be distributed to the Defendants and the Insurance Carriers who made contributions to the Escrow Account, divided proportionally according to the size of their respective contributions.
     38. On the Derivative Final Settlement Date, (i) AIG and all AIG stockholders will release all AIG Released Claims against the Defendant Released Persons, (ii) Defendants will release all Defendant Released Claims against AIG Released Persons, and (iii) AIG and Defendants will release TRSL and Plaintiff’s Counsel from any and all claims relating to their conduct in litigating the Derivative Action.
     39. For purposes of the Settlement, the following terms are defined in the Stipulation as follows:
          a. “AIG Released Claims” means any and all Claims of any nature, whether known or unknown, suspected or unsuspected, from the beginning of time to the present, that have been, could have been, or might have been asserted by or on behalf of AIG in the Derivative Action and that are based upon, arise out of, or relate in any way, directly or indirectly, to any of the allegations made in the Third Amended Derivative Complaint or to any of the events that were the subject of the Third Amended Derivative Complaint concerning the business dealings between C.V. Starr, the Starr Agencies or SICO, on the one hand, and AIG, on the other hand. For the avoidance of doubt, AIG Released Claims shall not mean and does not include: (i) any Claims to enforce the terms of the Stipulation; (ii) any Claims presently asserted and pending in the Other Litigations (as defined in the Stipulation), or other Claims that are not barred by the first sentence of this paragraph; (iii) any Claims arising under Other Written

Agreements (as defined in the Stipulation); (iv) any Claims based upon conduct occurring after the date the Stipulation was executed, including but not limited to, any Claims for breach of any confidentiality agreements or orders governing the Parties in the Derivative Action; and (v) any Claims related to the management, operation and conduct of AIG and the disclosures made by AIG at any time after March 14, 2005, other than those that concern the business dealings between C.V. Starr, the Starr Agencies or SICO, on the one hand, and AIG, on the other hand, that were the subject of the Third Amended Derivative Complaint.
          b. “AIG Released Persons” means the Company and/or each of its parents, divisions, subsidiaries, predecessors, successors, assigns, affiliates, partnerships, and joint ventures, as well as, solely in their capacities as such, past or present officers, directors, employees, agents, contractors, subcontractors, representatives, auditors, accountants, attorneys, and bankers, including any person or entity controlled by, controlling, or under common control with any of them.
          c. “Defendant Released Claims” means any and all Claims of any nature, whether known or unknown, suspected or unsuspected, from the beginning of time to the present, (a) that have been, could have been, or might have been asserted by or on behalf of the Defendants in the Derivative Action and that are based upon, arise out of, or relate in any way, directly or indirectly, to any of the allegations made in the Third Amended Derivative Complaint or to any of the events that were the subject of the Third Amended Derivative Complaint concerning the business dealings between C.V. Starr, the Starr Agencies or SICO, on the one hand, and AIG, on the other hand, and (b) by the Director Defendants for indemnification from AIG relating solely to the Derivative Action, provided, however, that (i) AIG will not seek reimbursement of any attorneys’ fees and expenses it has advanced or paid to date to any of the

Director Defendants in connection with the Derivative Action and (ii) AIG may advance and reimburse Thomas R. Tizzio for his attorneys’ fees and expenses incurred through the conclusion of the Derivative Action. For the avoidance of doubt, Defendant Released Claims shall not mean and does not include: (i) any Claims to enforce the terms of this Stipulation; (ii) any Claims presently asserted and pending in certain Other Litigations (as defined in the Stipulation), or other Claims that are not barred by the first sentence of this paragraph; (iii) any Claims arising under Other Written Agreements (as defined in the Stipulation); (iv) any Claims for indemnification or advancement for any action or proceeding other than the Derivative Action; (v) any Claims by the Defendants to enforce any pension rights; (vi) any Claims based upon conduct occurring after the date the Stipulation was executed, including but not limited to, any such Claims for breach of any confidentiality agreements or orders governing the Parties in the Derivative Action; and (vii) any Claims related to the management, operation and conduct of AIG and the disclosures made by AIG at any time after March 14, 2005, other than those that concern the business dealings between C.V. Starr, the Starr Agencies or SICO, on the one hand, and AIG, on the other hand, that were the subject of the Third Amended Derivative Complaint.
          d. “Defendant Released Persons” means each of the Director Defendants, C.V. Starr and SICO and each of their respective family members, spouses, heirs, estates, trusts, beneficiaries, foundations, corporations, parents, divisions, subsidiaries, partnerships, joint ventures, limited liability companies, subsidiaries, predecessors, successors, assigns, and affiliates, as well as, solely in their capacities as such, executors, administrators, trustees, representatives, contractors, subcontractors, directors, officers, employees, agents, accountants, auditors, bankers, and attorneys, including any person or entity controlled by, controlling, or under common control with any of them.

          e. “Claims” means: (i) any and all causes of action, claims, damages, and awards; (ii) equitable, legal and administrative relief; and/or (iii) interest, demands or rights. “Claims” includes, without limitation, claims for contribution, subrogation, rescission, restitution, attorneys’ fees, costs and/or expenses (except as set forth in the Stipulation with respect to Plaintiff’s Counsel’s fees and expenses), unjust enrichment, and all other forms of recovery or damages of any kind, including those in excess of actual damages and whether based on federal, state or local law, statute, ordinance, regulation, contract, common law, or any other source.
THE COURT HAS NOT DETERMINED THE MERITS OF ANY OF THE CLAIMS MADE BY THE NAMED SHAREHOLDER PLAINTIFF AGAINST, OR THE DEFENSES OF, THE DEFENDANTS AND/OR THE COMPANY. THIS NOTICE DOES NOT IMPLY, THEREFORE, THAT THERE HAS BEEN OR WOULD BE ANY FINDING OF VIOLATION OF ANY LAW OR THAT RELIEF IN ANY FORM OR RECOVERY IN ANY AMOUNT COULD BE HAD IF THE LITIGATION WERE NOT SETTLED.
DISMISSAL
     40. It is the intent of the Parties that the proposed Settlement, if approved by the Court, will result in a dismissal of the Derivative Action in its entirety, with prejudice.
     41. Upon the Derivative Final Settlement Date, TRSL, the Defendants, the Company, and all Company shareholders shall be forever barred from filing, commencing, or prosecuting any other lawsuit in any jurisdiction, against the Defendant Released Persons, or any of them as applicable, with respect to any Claims released in the Stipulation.

TERMINATION
     42. In the event that: (i) a Judgment substantially in the form of Exhibit C to the Stipulation is not entered by the Court; or (ii) a Judgment substantially in the form of Exhibit C to the Stipulation is entered by the Court but does not become Final, the Stipulation shall be terminated and shall become null and void and of no force and effect, unless otherwise agreed to in writing by the Parties.
     43. In the event of termination, the Stipulation shall not be admissible for any purpose in any proceeding in any court or tribunal. In the event of such termination, all proceedings in the Derivative Action will revert to their status as of September 11, 2008, and no materials created by or received from another Party that were used in, obtained during, or related to settlement discussions shall be admissible for any purpose in any court or tribunal or used, absent consent from the disclosing Party, in any other capacity.
RELEASE OF UNKNOWN CLAIMS
     44. The releases contemplated in the Stipulation extend to claims that the Parties granting the releases do not know or suspect to exist. Nevertheless, under the Stipulation, TRSL, the Company, the Defendants, and all Company shareholders each expressly waives, or shall be deemed to have waived, any and all rights under California Civil Code section 1542 and under any other federal or state statute or law of similar effect.
ATTORNEYS’ FEES AND EXPENSES
     45. Plaintiff’s Counsel shall make an application to the Court for an award of attorneys’ fees not to exceed Twenty-Two and a Half Percent (22.5%) of the Settlement Fund. Plaintiff’s Counsel will also make an application to the Court to be reimbursed out of pocket costs/and or expenses incurred by Plaintiff’s Counsel not to exceed $2,250,000. The amount of attorneys’ fees, costs/and or expenses awarded and/or reimbursed by the Court will be paid out of the Settlement Fund. The Settlement of the Derivative Action is not conditioned on the award of attorneys’ fees, costs and/or expenses, either at all or in any particular amount, by the Court.
THE SETTLEMENT HEARING
     46. The Court has scheduled a Settlement Hearing, which will be held before The Honorable Leo E. Strine, Jr., Vice Chancellor, on                      at           , at New Castle County Courthouse, 500 King Street, Wilmington, DE 19801 to:
          c. determine whether TRSL and Plaintiff’s Counsel have adequately represented the interests of AIG and its shareholders;
          d. determine whether the Settlement should be approved by the Court as fair, reasonable, adequate, and in the best interests of AIG and its shareholders;
          e. determine whether final judgment should be entered dismissing the Derivative Action with prejudice, and releasing, barring, and enjoining prosecution of any and all Claims released in the Stipulation;
          f. consider any application by Plaintiff’s Counsel for an award of attorneys’ fees, costs, and/or expenses;
          g. hear and determine any objections to the Settlement and the application by Plaintiff’s Counsel for an award of attorneys’ fees, costs, and/or expenses; and
          h. rule on such other matters as the Court may deem appropriate.
     47. The Court has reserved the right to adjourn and reconvene the Settlement Hearing, including consideration of the application for attorneys’ fees, costs, and/or expenses, without further notice other than by announcement at the Settlement Hearing or any adjournment thereof.

     48. The Court has further reserved the right to approve the Settlement at or after the Settlement Hearing with such modifications as may be consented to by the Parties to the Stipulation and without further notice to Current Shareholders.
RIGHT TO APPEAR AT SETTLEMENT HEARING
     49. Any Current Shareholder who objects to the Stipulation, the Settlement, the Judgment to be entered herein, and/or any application for attorneys’ fees, costs, and/or expenses by Plaintiff’s Counsel, or who otherwise wishes to be heard, may appear in person or through his attorney at the Settlement Hearing and present any evidence or argument that may be proper and relevant; provided however, that no person other than TRSL, the Defendants, the Company, and their respective counsel in the Derivative Action shall be heard, and no papers, briefs, pleadings or other documents submitted by any Current Shareholder shall be received and considered by the Court (except as the Court, in its discretion, shall thereafter otherwise direct, upon application of such Current Shareholder and for good cause shown) unless, no later than fourteen (14) calendar days prior to the Settlement Hearing, the Current Shareholder files with the Register in Chancery, The Court of Chancery, 500 North King Street, Wilmington, Delaware 19801, and, on or before such filing, serves, by hand delivery or overnight mail on the counsel of record listed below, the following: (i) a written notice of intention to appear; (ii) proof of ownership of AIG stock; (iii) a detailed statement of the Current Shareholder’s objections to any matter before the Court; and (iv) the grounds therefore or the reasons why the Current Shareholder desires to appear and to be heard, as well as all documents and writings which the Current Shareholder desires the Court to consider. Such filings must be served upon the following counsel:

Andre G. Bouchard
BOUCHARD MARGULES & FRIEDLANDER, P.A.
222 Delaware Avenue, Suite 1400
Wilmington, DE 19801
Counsel for Defendant C.V. Starr & Co., Inc.
J. Travis Laster
ABRAMS & LASTER LLP
20 Montchanin Road, Suite 200
Wilmington, DE 19807
Counsel for Defendant Maurice R. Greenberg
Edward P. Welch
SKADDEN, ARPS, SLATE, MEAGHER & FLOM LLP
One Rodney Square
P.O. Box 636
Wilmington, DE 19899
Counsel for Defendant Edward E. Matthews
Kurt M. Heyman
PROCTOR HEYMAN LLP
1116 West Street
Wilmington, DE 19801
Counsel for Defendant Howard I. Smith
Christian Douglas Wright
YOUNG CONAWAY STARGATT & TAYLOR, LLP
The Brandywine Building
1000 West Street, 17th Floor
Wilmington, DE 19801
Counsel for Defendant Thomas R. Tizzio
David S. Eagle
Klehr Harrison Harvey Branzburg & Ellers LLP
919 Market Street, Suite 1000
Wilmington, Delaware 19801
Counsel for Nominal Defendant American International Group, Inc.

Stuart M. Grant
GRANT & EISENHOFER P.A.
Chase Manhattan Centre
1201 North Market Street
Wilmington, DE 19801
Counsel for Plaintiff Teachers’ Retirement System of Louisiana
     50. Unless the Court otherwise directs, any Current Shareholder who fails to object in the manner prescribed above shall be deemed to have waived his, her, or its objection and shall be forever barred from raising any objection in the Derivative Action or any other action or proceeding.
INTERIM INJUNCTION
     51. All proceedings in the Derivative Action are stayed and suspended until order of the Court. Pending final determination of whether the Stipulation should be approved, TRSL, Plaintiff’s Counsel, all AIG shareholders, the Defendants, and the Company, or any of them as applicable, are enjoined from filing, commencing, or prosecuting any other lawsuit in any jurisdiction against the AIG or Defendant Released Persons or TRSL, or any of them as applicable, with respect to any Claims to be released by the Stipulation.
     52. Each of the Parties to the Stipulation is barred from objecting to the Stipulation or any attachment thereto at the Settlement Hearing or otherwise, and from filing an appeal from, or otherwise seeking review of, the Judgment, if such Judgment is entered substantially in the form attached to the Stipulation as Exhibit C, except as required by law, provided, however, that this Paragraph shall not apply to any application for, or an award of, attorneys’ fees, costs, and/or expenses to Plaintiff’s Counsel.

EXHIBIT C
THE COURT OF CHANCERY OF THE STATE OF DELAWARE

TEACHERS’ RETIREMENT SYSTEM
OF LOUISIANA,

Plaintiff,

v.

MAURICE R. GREENBERG,
EDWARD E. MATTHEWS,
HOWARD I. SMITH, THOMAS R.
TIZZIO, and C.V. STARR & CO., INC.,

Defendants,

-and-

AMERICAN INTERNATIONAL
GROUP, INC., a Delaware corporation,

Nominal and Cross-Claim
Defendant.
) ) ) ) ) ) ) ) ) ) ) ) ) ) ) ) ) ) ) )	C.A. No. 20106-VCS
[PROPOSED] ORDER AND FINAL JUDGMENT
          A hearing having been held before this Court on                     , pursuant to the Court’s Order of           , (the “Scheduling Order”), upon a Stipulation of Settlement, filed on September 29, 2008 (the “Stipulation”), of the above-captioned action (the “Derivative Action”), which is incorporated herein by reference; it appearing that due notice of the hearing has been given in accordance with the Scheduling Order; the respective parties having appeared by their attorneys of record; the Court having heard and considered evidence in support of the proposed Settlement; the attorneys for the respective parties having been heard; an opportunity to be heard having been given to all other persons requesting to be heard in accordance with the Scheduling Order; the Court having determined that notice to Current Shareholders was adequate and sufficient; and the entire matter of the proposed Settlement having been heard and considered by the Court;
          IT IS HEREBY ORDERED, ADJUDGED AND DECREED this       day of                     , 2008, that:
          A. Unless otherwise defined herein, all defined terms shall have the meaning set forth in the Stipulation and the Scheduling Order.
          B. The Notice of Pendency of Derivative Action, Proposed Settlement of Derivative Action, Settlement Hearing, and Right to Appear (the “Notice”) has been given to Current Shareholders, pursuant to and in the manner directed by the Scheduling Order; proof of (i) the posting of the Notice on AIG’s and Grant & Eisenhofer, P.A.’s websites, (ii) dissemination of the Summary Notice on PR Newswire and Investor’s Business Daily, (iii) issuance of AIG’s Form 8-K with the Stipulation and exhibits thereto, and (iv) provision of the Notice by first class U.S. mail or electronic mail to the twenty (20) largest institutional stockholders of AIG, not including Defendants Greenberg, SICO, or C.V. Starr was filed with the Court; and full opportunity to be heard has been offered to all Parties and Current Shareholders. The form and manner of the Notice is hereby determined to have been the best notice practicable under the circumstances and to have been given in full compliance with each of the requirements of Rule 23.1 of the Rules of the Court of Chancery of the State of Delaware and due process, and it is further determined that all Current Shareholders are bound by this Order and Final Judgment.
          C. Based on the record in the Derivative Action, each of the provisions of Court of Chancery Rule 23.1 has been satisfied and the Derivative Action has been properly maintained according to the provisions of Court of Chancery Rule 23.1.

          D. Plaintiff TRSL has held stock in the Company since the time of the conduct complained of in the Derivative Action, otherwise has standing to prosecute the Derivative Action, and is an adequate representative of all shareholders of the Company.
          E. The Stipulation and the Settlement are found to be fair, reasonable, adequate, and in the best interests of AIG and AIG shareholders, and are hereby approved pursuant to the Court of Chancery Rule 23.1. The Parties to the Stipulation are hereby authorized and directed to comply with and to consummate the Settlement in accordance with its terms and provisions, and the Register in Chancery is directed to enter and docket this Order and Final Judgment.
          F. This Order and Final Judgment shall not constitute any evidence, or an admission by any Party herein, that any acts of wrongdoing have been committed by any of the Parties to the Derivative Action and shall not be deemed to create any inference that there is any liability therefore.
          G. This Order and Final Judgment is binding on the Parties and all Company stockholders and shall have preclusive effect in all pending and future lawsuits or other proceedings maintained by or on behalf of the Parties or Company stockholders.
          H. The Derivative Action is hereby dismissed with prejudice as to all Defendants and as to the Company, and against TRSL and all Current Shareholders on the merits and, without fees, costs, and/or expenses to any Party except as provided in Paragraph M below.
          I. Upon the Derivative Final Settlement Date, TRSL, the Company, and all AIG stockholders, shall, by operation of the Stipulation, by operation of this Judgment and to the fullest extent allowed by law, release and be deemed to release and forever discharge the AIG Released Claims against the Defendant Released Persons; TRSL and the Company shall covenant and be deemed to covenant not to sue the Defendant Released Persons with regard to any AIG Released Claims; and TRSL and the Company shall forever be enjoined from asserting any AIG Released Claims.
          J. Upon the Derivative Final Settlement Date, Defendants shall, by operation of the Stipulation, by operation of this Judgment and to the fullest extent allowed by law, release and be deemed to forever discharge the Defendant Released Claims against the AIG Released Persons; Defendants shall covenant and be deemed to covenant not to sue the AIG Released Persons with regard to any Defendant Released Claims; and Defendants shall forever be enjoined from asserting any Defendant Released Claims.
          K. Upon the Derivative Final Settlement Date, the Company and the Defendants shall, by operation of the Stipulation, by operation of this Judgment and to the fullest extent allowed by law, release and be deemed to release and forever discharge TRSL and Plaintiff’s Counsel from any and all claims relating to their conduct in litigating the Derivative Action.
          L. The Parties are hereby authorized, without further approval from the Court, to agree to adopt such amendments, modifications, and expansions of the Stipulation that are consistent with this Order and Final Judgment and the Stipulation and that do not limit the rights of TRSL, the Defendants, the Company, or the Company’s shareholders under the Stipulation.
          M. TRSL and their counsel are awarded attorneys’ fees and out-of-pocket expenses incurred in connection with the Derivative Action and related matters in the total amount of $          , which sum the Court finds to be fair and reasonable, and which shall be paid to Plaintiff’s Counsel in accordance with the Stipulation.

          N. No proceedings or Court order with respect to the award, if any, of attorneys’ fees, costs, and/or expenses to Plaintiff’s Counsel shall in any way disturb or affect this Order and Final Judgment (including precluding the Order and Final Judgment from being Final or otherwise being entitled to preclusive effect), and any such proceedings or Court order shall be considered separate from this Order and Final Judgment.

Vice Chancellor

EXHIBIT D
THE COURT OF CHANCERY OF THE STATE OF DELAWARE

TEACHERS’ RETIREMENT SYSTEM
OF LOUISIANA,

Plaintiff,

v.

MAURICE R. GREENBERG,
EDWARD E. MATTHEWS,
HOWARD I. SMITH, THOMAS R.
TIZZIO, and C.V. STARR & CO., INC.,

Defendants,

-and-

AMERICAN INTERNATIONAL
GROUP, INC., a Delaware corporation,

Nominal and Cross-Claim
Defendant.
) ) ) ) ) ) ) ) ) ) ) ) ) ) ) ) ) ) ) )	C.A. No. 20106-VCS
SUMMARY NOTICE OF PENDENCY OF DERIVATIVE ACTION,
PROPOSED SETTLEMENT OF DERIVATIVE ACTION,
SETTLEMENT HEARING, AND RIGHT TO APPEAR

TO:	ALL RECORD AND BENEFICIAL HOLDERS OF SHARES OF THE COMMON STOCK OF AMERICAN INTERNATIONAL GROUP, INC. (“AIG” OR THE “COMPANY”) AT THE CLOSE OF BUSINESS ON (THE “RECORD DATE”).
     YOU ARE HEREBY NOTIFIED that the Plaintiff and Defendants in the above-captioned derivative lawsuit (the “Action”) have entered into a proposed settlement of the Action (the “Settlement”).
     PLEASE BE FURTHER ADVISED that pursuant to an Order of the Court of Chancery of the State of Delaware, dated                          , a hearing (the “Settlement Hearing”) will be held on           , 2008, at       :         .m., before The Honorable Leo E. Strine, Jr., in the Court of Chancery of the State of Delaware, New Castle County Courthouse, 500 North King Street,  Wilmington, DE 19801. The purpose of the Settlement Hearing is: (a) to determine whether a Stipulation of Settlement dated September 29, 2008 (the “Stipulation”), and the terms and conditions of the Settlement proposed in the Stipulation, are substantively and procedurally fair, reasonable, adequate and in the best interests of AIG and its shareholders; (b) to determine whether final judgment should be entered dismissing the Action as to all defendants named therein and their related parties with prejudice (the “Judgment”); (c) to hear and determine any objections to the Settlement; (d) if the Court approves the Stipulation and the Settlement and enters the Judgment, to determine whether it should award attorneys’ fees and expenses to plaintiff’s attorneys pursuant to the application described herein; and (e) to hear such other matters as the Court may deem necessary and appropriate.
     The Action and Settlement address claims alleging that certain former directors and executive officers of AIG breached their fiduciary duties to the Company and to its shareholders, and that defendant C.V. Starr & Co., Inc. aided and abetted those alleged breaches of fiduciary duty. Defendants believe they have substantial defenses to the claims alleged against them, and each of the Defendants denies and continues to deny all allegations of wrongdoing and denies liability on the claims asserted in the Action.
     Defendants and certain of AIG’s director and officer liability insurers (“Insurance Carriers”) will collectively fund a settlement for the benefit of AIG in the amount of $115 million (the “Settlement Fund”). The Settlement Fund shall be composed of $85.5 million funded by the Insurance Carriers, $28.25 million funded by defendant C.V. Starr & Co., Inc., and $1.25 million funded by defendant Thomas R. Tizzio. At or before the Settlement Hearing, Plaintiff’s counsel will apply to the Court for an award of attorneys’ fees not to exceed 22.5% of the Settlement Fund and reimbursement of out of pocket costs/and or expenses incurred by Plaintiff’s counsel not to exceed $2.25 million, to be paid solely from the Settlement Fund.
     If the Settlement is approved, the Action will be dismissed with prejudice and the Defendants will be released by Plaintiff, AIG and its shareholders from all claims that were or could have been alleged in the Action regarding the transactions challenged.
     ANY INVESTOR WHO OWNS AIG COMMON STOCK AS OF THE RECORD DATE AND WHO WISHES TO CONTEST EITHER THE SETTLEMENT OR THE APPLICATION FOR FEES AND EXPENSES BY PLAINTIFF’S COUNSEL, MAY DO SO BY FOLLOWING THE PROCEDURE SET FORTH IN PARAGRAPH 49 OF THE NOTICE OF PENDENCY OF DERIVATIVE ACTION, PROPOSED SETTLEMENT OF DERIVATIVE ACTION, SETTLEMENT HEARING, AND RIGHT TO APPEAR (the “Notice”). The Notice and the Stipulation and the Court’s                , 2008 Scheduling Order, are available on AIG’s website at                      and on Plaintiff’s counsel’s website at www.gelaw.com.
     PLEASE DO NOT CONTACT THE COURT OR THE REGISTER IN CHANCERY.
     Dated:                          , 2008
BY ORDER OF THE COURT OF CHANCERY
OF THE STATE OF DELAWARE